UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2023

Virpax Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40064	82-1510982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1055 Westlakes Drive, Suite 300

Berwyn, PA 19312

(Address of principal executive offices, including zip code)

(610) 727-4597

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.00001 per share	VRPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer

Effective as of June 20, 2023, the Board of Directors of Virpax Pharmaceuticals, Inc. (the “Company”) appointed Vinay Shah to serve as the Company’s Chief Financial Officer. As Chief Financial Officer, Mr. Shah will also serve as the Company’s principal financial officer and principal accounting officer.

On June 18, 2023, Christopher Chipman notified the Chairman of the Board of Directors of the Company of his decision to resign from his position as the Company’s Chief Financial Officer to pursue other opportunities. Mr. Chipman will remain an employee of the Company until June 30, 2023 in order to aid in an orderly transition. Mr. Chipman’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices, including any matters concerning the Company’s controls or any financial or accounting-related matters or disclosures.

Employment Agreement

Effective June 20, 2023, we entered into an employment agreement with Vinay Shah (the “Shah Employment Agreement”). The Shah Employment Agreement provides for Mr. Shah to serve as the Company’s Chief Financial Officer reporting to the Company’s Chief Executive Officer and provides for an annual base salary of $312,000, subject to annual increases at the discretion of the Board of Directors. Under the Shah Employment Agreement, Mr. Shah is eligible for an annual bonus with a target amount equal to 30% of his base salary, which will be awarded by our Board of Directors (the “Board”) in its sole discretion based on the achievement of the Company and Mr. Shah of corporate and personal performance metrics established by the Board on an annual basis. Upon the recommendation of the Compensation Committee and in consultation with Mr. Shah, the Board of Directors may award Mr. Shah an annual bonus in excess of the targeted amount. To receive any bonus, Mr. Shah may also receive, in the discretion of the Board, equity awards under the 2022 Plan, or any other equity incentive plan that the Company may adopt in the future. Mr. Shah will also be eligible to receive other customary benefits described in the Shah Employment Agreement. Mr. Shah was awarded an option to purchase up to 100,000 shares of the Company’s common stock, 25% vesting after 12 months of his continuous services and the remaining 75% vesting in equal monthly installments over the next 36 months.

The Company may terminate the Shah Employment Agreement upon written notice to Mr. Shah in the event of Disability (as defined in the Shah Employment Agreement), in which event the Company would have no further obligations under the Shah Employment Agreement, except for any Accrued Obligations (as defined in the Shah Employment Agreement) and any portion of an earned annual bonus which remains unpaid at the time of termination. The Company may also terminate the Shah Employment Agreement for Cause (as defined in the Shah Employment Agreement) immediately upon providing written notice of such termination to Mr. Shah. If the Company terminates the Shah Employment Agreement for Cause, the Company would have no further obligation under the Shah Employment Agreement, except for any Accrued Obligations due. The Company may terminate the Shah Employment Agreement other than with respect to a Disability or for Cause immediately upon written notice of termination to Mr. Shah and if it does so subject to the Company’s receipt of a release, in addition to any Accrued Obligations due, Mr. Shah is entitled to receive (i) severance payments in an amount equal to Mr. Shah’s base salary for a period of twelve months after the effective date of the termination and (ii) reimbursement of medical insurance premiums until the earlier of (1) twelve months or (2) the date Mr. Shah becomes eligible for medical benefits through another employer, subject to certain conditions.

Mr. Shah may terminate his agreement for Good Reason (as defined in the Shah Employment Agreement) upon providing written notice of such termination to us. If Mr. Shah terminates his employment for Good Reason, Mr. Shah will be entitled to receive the same payments and benefits on the same terms and conditions as would be applicable upon termination by the Company other than for Disability or for Cause.

If the Shah Employment Agreement is terminated by Mr. Shah for Good Reason or by us without Cause (other than on account of Mr. Shah’s death or Disability), subject to the Company’s receipt of a release in each case within twelve months following a Change in Control (as defined in the Shah Employment Agreement), Mr. Shah will be entitled to receive the Accrued Obligations and, subject to Mr. Shah’s compliance with the terms of the Shah Employment Agreement, Mr. Shah will be entitled to receive the following: (i) a lump sum payment equal to two times the sum of Mr. Shah’s base salary for the year in which the termination date occurs (or if greater, the year immediately preceding the year in which the Change in Control occurs), (ii) a lump sum payment equal to two times the sum of Mr. Shah’s cash bonus for the calendar year in which the termination date occurs (or if greater, the year in which the Change in Control occurs), and (iii) accelerated vesting of any award granted to Mr. Shah under the 2022 Plan.

The Shah Employment Agreement has a term of three years from the effective date. In connection with his entry into the Shah Employment Agreement, Mr. Shah entered into a customary Confidential Disclosure Invention Assignment Agreements with the Company.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, copies of which are filed as Exhibit 10.1, to this Current Report on Form 8-K and are incorporated by reference herein.

Separation Agreement

The Company entered into a separation agreement and release with Mr. Chipman (the “Separation Agreement”) which is effective as of June 30, 2023, providing for (i) the payment to Mr. Chipman of a total of $234,000, (the “Severance Amount”) in four equal monthly installments of $58,500; (ii) reimbursement of COBRA payments for four months; and (iii) the acceleration of the vesting of all shares subject to option awards, such options to be exercisable until the Severance Amount is fully paid.. Any options that are not timely exercised will be nullified. The Separation Agreement also contains mutual non-disparagement obligations and a mutual standard release of claims.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.2, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On June 20, 2023, the Company issued a press release regarding the matters discussed in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1.

The exhibit is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall either of them be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Employment Agreement, dated June 20, 2023, by and between Virpax Pharmaceuticals, Inc. and Vinay Shah

10.2	Separation agreement, dated June 18, 2023 by and between Virpax Pharmaceuticals, Inc. and Christopher Chipman

99.1	Press Release, issued by Virpax Pharmaceuticals, Inc. dated June 20, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRPAX PHARMACEUTICALS, INC.

Dated: June 20, 2023	By:	/s/ Anthony Mack
Anthony Mack
Chief Executive Officer

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